UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                            ------------------------
                                    FORM 8-K
                            ------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported) - February 19, 2009

                              RF MONOLITHICS, INC.
               (Exact name of Registrant as Specified in Charter)


        Delaware                      0-24414                  75-1638027

(State of Incorporation)      (Commission File Number)      (IRS Employer
                                                         Identification No.)

                                 4441 Sigma Road
                               Dallas, Texas 75244

               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including Area Code - (972) 233-2903

                                 Not Applicable

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 140.14D-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2009, the Compensation Committee (the "Committee") of the Board of Directors of RF Monolithics, Inc. (the "Company") adopted the RF Monolithics Long Range Incentive Plan of 2009 (the "LRIP") pursuant to the terms and conditions of the RF Monolithics Omnibus Incentive Plan of 2007 (the "Omnibus Plan"). The LRIP provides participants designated by the Committee equity incentives to continue long-term employment with the Company. These equity incentives, in the form of restricted stock units ("RSUs"), are determined by the Compensation Committee and currently may be granted under, and are subject to, the RF Monolithics 1999 Equity Incentive Plan (the "1999 Plan") or the RF Monolithics 2006 Equity Incentive Plan (the "2006 Plan"). Vesting of such RSUs will accelerate in the event of a change of control and as the Compensation Committee determines is in the best interests of the Company.

The LRIP is intended as an incentive to retain key employees, including the Company's named executive officers, upon whose judgment, initiative, and efforts the financial success of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for all shareholders.

The above description of the LRIP does not purport to be complete and is qualified in its entirety by reference to the full text of the LRIP, a copy of which the Company intends to include as an exhibit to its 10-Q, Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934, for the Quarter Ended February 28, 2009, to be filed with the Securities and Exchange Commission, on or about April 14, 2009.

Pursuant to the LRIP, the Compensation Committee approved grants of Restricted Stock Units ("RSUs") to its named executive officers (the "Named Executive Officers") and other key employees of the Company. David M. Kirk, President and Chief Executive Officer of the Company, was granted 45,000 RSUs, and the remaining Named Executive Officers, Harley E Barnes III, Chief Financial Officer; David B. Crawford, Vice President, Sales; James P. Farley, Vice President, Finance, Controller & Secretary; Farlin Halsey, Vice President, Marketing; and Jon S. Prokop, Vice President, Operations were each granted 30,000 RSUs. All such RSUs are scheduled to vest on January 31, 2012 and vesting is subject to the terms of the LRIP and the Omnibus Plan.

All the Named Executive Officer awards were made pursuant to the 2006 Plan, as amended, which was approved by shareholders on January 17, 2007. When, if and to the extent that each RSU vests, subject to the terms and conditions of the award, the LRIP, the Omnibus Plan and the 1999 Plan or the 2006 Plan, the recipient will be entitled to receive one share of the Company's common stock.


Item 8.01.  Other Events.

On February 19, 2009, the Compensation Committee of the Board of Directors of RF Monolithics, Inc. adopted the RF Monolithics Long Range Incentive Plan of 2009 (the "LRIP"). Item 5.02(e) above sets forth material provisions of the LRIP. The Compensation granted an aggregate of 469,000 restricted stock units to 25 employees of the Company (including grants to named executive officers described in Item 5.02(e)). All such RSUs are scheduled to vest on January 31, 2012 and vesting is subject to the terms of the LRIP and the Omnibus Plan.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             RF MONOLITHICS, INC.




                                             By:  /s/ Harley E Barnes III
                                                -------------------------------
                                                  Harley E Barnes III
                                                  Chief Financial Officer




Date: February 23, 2009